Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-43536, 333-107245, and 333-75314) pertaining to the Employee Stock Purchase Plan and 2000 Equity Incentive Plan of our report dated January 30, 2004, with respect to the consolidated financial statements and schedule of American Medical Systems Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 2004.

Minneapolis, Minnesota	Ernst & Young LLP
March 17, 2004